EXHIBIT 11
                                                                     Page 1 of 2

      THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE
              (Amounts in Thousands Except Per Share Data)

                                                 Three Months Ended September 30
                                                 -------------------------------
Basic                                                 2000            1999
                                                  ------------    ------------
Net income                                        $     61,860    $     67,775

Weighted average number of common shares
  outstanding                                          300,004         292,762
                                                  ============    ============

Earnings per common share                         $        .21    $        .23
                                                  ============    ============


                                               Three Months Ended September 30
                                               -------------------------------
Diluted                                               2000            1999
                                                  ------------    ------------

Net income                                        $     61,860    $     67,775
Add:
After tax savings on assumed conversion
  of subordinated debentures and notes                      --              --
Dividends paid net of related income tax
  applicable to restricted stock                           184             163
                                                  ------------    ------------
Net income, as adjusted                           $     62,044    $     67,938
                                                  ============    ============
Weighted average number of common shares
  outstanding                                          300,004         292,762
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options                  9,029          10,611
Assumed conversion of subordinated
  debentures and notes                                      --              --
                                                  ------------    ------------
Weighted average common and
  common equivalent share                              309,033         303,373
                                                  ============    ============
Earnings per common and
  common equivalent share                         $        .20    $        .22
                                                  ============    ============

Note: The computation of diluted EPS for 2000 and 1999 excludes the assumed conversion of the 1.87% and 1.8% Convertible Subordinated Notes because they were anti-dilutive.

                                                                      EXHIBIT 11
                                                                     Page 2 of 2


          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  (Amounts in Thousands Except Per Share Data)

                                                  Nine Months Ended September 30
                                                  ------------------------------
Basic                                                   2000          1999
                                                    -----------    -----------
Net income                                          $   235,994    $   266,494

Weighted average number of common shares
  outstanding                                           296,113        291,832
                                                    ===========    ===========

Earnings per common share                           $       .80    $       .91
                                                    ===========    ===========


                                                  Nine Months Ended September 30
                                                  ------------------------------
Diluted                                                 2000          1999
                                                    -----------    -----------

Net income                                          $   235,994    $   266,494
Add:
After tax interest savings on assumed
  conversion of subordinated debentures and notes            --          5,862
Dividends paid net of related income tax
  applicable to restricted stock                            518            466
                                                    -----------    -----------
Net income, as adjusted                             $   236,512    $   272,822
                                                    ===========    ===========
Weighted average number of common shares
  outstanding                                           296,113        291,832
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options                   9,825         10,765
Assumed conversion of subordinated
  debentures and notes                                       --          6,693
                                                    -----------    -----------
Weighted average common and
  common equivalent share                               305,938        309,290
                                                    ===========    ===========
Earnings per common and common equivalent share     $       .77    $       .88
                                                    ===========    ===========


Note: The computation of diluted EPS for 2000 excludes the assumed conversion of the 1.87% and 1.8% Convertible Subordinated Notes and for 1999 excludes the assumed conversion of the 1.87% Convertible Subordinated Notes, respectively, because they were anti-dilutive.